Exhibit 10.47

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made as of the 30th day of October, 2006, by ELANDIA, INC., a Delaware corporation (“Elandia”), ELANDIA SOUTH PACIFIC HOLDINGS, INC., a Delaware corporation (“Holdings”), and ELANDIA DATEC ACQUISITION LTD., a British Virgin Islands corporation (“Solutions” and together with Elandia and Holdings, the “Debtors” and each a “Debtor”), in favor of ANZ FINANCE AMERICAN SAMOA, INC., an American Samoa corporation, as agent (in such capacity, together with any successors or assigns in such capacity, the “Secured Party”), for the benefit of the Lenders (as defined below).

RECITALS

A. AST Telecom, LLC, a Delaware limited liability company (the “Borrower”), ANZ Finance American Samoa, Inc., an American Samoa corporation (“ANZ Finance”), ANZ Amerika Samoa Bank, an American Samoa corporation (“ANZ Bank” and together with ANZ Finance, the “Lenders” and each a “Lender”), and Secured Party, as agent for the Lenders, are parties to that certain Loan Agreement dated as of October 30, 2006 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which ANZ Finance has agreed to make revolving loans to the Borrower in an aggregate maximum principal amount not to exceed Five Million Dollars ($5,000,000) and ANZ Bank has agreed to make a term loan to the Borrower in an aggregate maximum principal amount not to exceed Eight Hundred Thousand Dollars ($800,000).

B. Pursuant to the terms of the Loan Agreement, each Debtor entered into that certain Continuing Guaranty dated as of October 30, 2006 (as amended, restated, supplemented or otherwise modified, the “Guaranty”), pursuant to which each Debtor guaranteed, among other things, the payment and performance when due of all debts, liabilities, obligations, covenants and duties of the Borrower arising under the Loan Agreement and related Loan Documents (as defined in the Loan Agreement).

C. It is a material condition precedent to the ANZ Finance’s obligation to make revolving loans and ANZ Bank’s obligation to make the term loan to the Borrower under the Loan Agreement, that each Debtor enter into this Agreement and grant to the Secured Party the security interests hereinafter provided to secure the obligations of the Debtors described below.

D. Solutions is the sole shareholder of the Borrower, Elandia is the sole shareholder of Holdings, Elandia and Holdings are the sole shareholders of Solutions, and the proceeds of the loans to be made by the Secured Party under the Loan Agreement will result in a direct or indirect material economic benefit to each Debtor.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, each Debtor hereby agrees as follows:

AGREEMENT

1. Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings given in the Loan Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Account Debtor” means any Person who is or who may become obligated to the Debtor under, with respect to or on account of an Account or other Right to Payment.

“Collateral” shall have the meaning assigned to such term in Section 2(a).

“Default Rate” means a per annum rate equal to five percent (5%) above the Prime Rate (changing as such Prime Rate changes).

“IP Collateral” means the Collateral consisting of (i) trademarks, service marks, designs, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers owned or used by any Debtor in its business or hereafter adopted or acquired, (ii) letters patent of the United States or any other country or any political subdivision thereof and applications for letters patent of the United States or the equivalent thereof in any other country owned by any Debtor (iii) computer programs, computer data bases, other computer software, trade secrets, trade secret rights, ideas, drawings, designs, schematics, algorithms, writings, techniques, processes and formulas owned or used by any Debtor in its business or (iv) copyright rights of any Debtor in any work subject to the copyright laws of the United States, any state thereof or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, whether as author, assignee, transferee or otherwise.

“Permitted Liens” means: (i) Liens securing Taxes which are not delinquent or which remain payable without penalty (excluding any Liens imposed pursuant to any of the provisions of ERISA) or the validity or amount of which is being contested in good faith by appropriate proceedings, so long as (A) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (B) such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such Taxes; (ii) Liens imposed by law (such as mechanics’, processor’s, materialmen’s, carriers’, warehousemen’s and landlord’s liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings, so long as (A) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (B) such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy the obligation secured by such Lien; (iii) Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings, so long as (A) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (B) such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy the obligation secured by such Lien; and (iv) with respect to any Debtor, customary rights of set off, revocation, refund or chargeback under deposit agreements or under the UCC in favor of banks where such Debtor maintains Deposit Accounts.

“Prime Rate” means the base rate on corporate loans posted by at least 75% of the United States’ 30 largest banks, commonly known as the U.S. Prime Rate of Interest as published from time to time in the Wall Street Journal.

“Rights to Payment” shall have the meaning assigned to such term in Section 8.

“Secured Obligations” means, collectively:

(i) all debts, liabilities, obligations, covenants and duties of the Debtors (or any of them) owing to the Lenders and the Secured Party (or any of them) now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with the Guaranty or any other Guarantor Document or any of the transactions contemplated thereby and including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by the Lenders and the Secured Party (or any of them) in connection therewith;

(ii) all debts, liabilities, obligations, covenants and duties of the Debtors (or any of them) to pay or reimburse the Lenders and the Secured Party (or any of them) for all expenses including, without limitation, attorneys’ fees (including allocated charges of internal legal counsel), incurred by the Lenders and the Secured Party (or any of them) in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under any of the documents, instruments and agreements referred to in clause (i) above, including, without limitation, all such costs and expenses incurred during any “workout” or restructuring in respect of the loans made under the Loan Agreement and during any legal proceeding, including, without limitation, any proceeding under any applicable bankruptcy, insolvency or other similar debtor relief laws; and

(iii) all interest and fees on any of the foregoing, whether accruing prior to or after the commencement by or against the Debtors (or any of them) of any proceeding under any applicable bankruptcy, insolvency or other similar debtor relief laws naming the Debtors (or any of them) as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Washington; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Washington, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) Terms Defined in UCC. Terms used in this Agreement that are defined in the UCC have the meanings given to them in the UCC, including, without limitation, the following which are capitalized herein: Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Commodity Accounts, Commodity Contracts, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixture, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Payment Intangible, Proceeds, Products, Security, Security Entitlement, Securities Account and Securities Intermediary.

(d) Interpretation. The rules of construction and interpretation specified in Section 1.2 of the Loan Agreement also apply to this Agreement and are incorporated herein by this reference.

2. Security Interest.

(a) Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Debtor hereby assigns and pledges to Secured Party, its successors and assigns, for the ratable benefit of the Lenders and itself, their successors and assigns, and hereby grants to Secured Party, its successors and assigns, for the ratable benefit of the Lenders and itself, their successors and assigns, a security interest in all right, title or interest of such Debtor in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Debtor or in which such Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts, including, without limitation, all present and future rights of such Debtor to payment for goods sold or leased or for services rendered, whether or not earned by performance;

(ii) all Inventory, including, without limitation, all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in such Debtor’s business, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies, packing and other materials used or usable in connection with the manufacture, production, packing, shipping, selling or furnishing of such goods;

(iii) all Chattel Paper, including, without limitation, all Tangible Chattel Paper and Electronic Chattel Paper and all other writings or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods;

(iv) all Deposit Accounts, including without limitation, all demand, time, savings, passbook, or similar account maintained by such Debtor with a bank, savings and loan association, credit union or like organization and all funds and amounts therein, whether or not restricted or designated for a particular purpose;

(v) all Documents, including without limitation, all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of such Debtor, whether or not negotiable;

(vi) all Letter of Credit Rights, including, without limitation, all rights to payment or performance under a letter of credit, whether or not such Debtor has demanded or is at the time entitled to demand payment or performance;

(vii) all trademarks, service marks, designs, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers owned or used by such Debtor in its business or hereafter adopted or acquired (collectively, the “Trademarks”);

(viii) all letters patent of the United States or any other country or any political subdivision thereof and applications for letters patent of the United States or the equivalent thereof in any other country owned by such Debtor (collectively, the “Patents”);

(ix) all copyright rights of such Debtor in any work subject to the copyright laws of the United States, any state thereof or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, whether as author, assignee, transferee or otherwise (collectively, the “Copyrights”);

(x) all Instruments, including without limitation, all negotiable instruments and every other writing which evidences a right to the payment of a monetary obligation;

(xi) all Equipment, including without limitation, all machinery, furniture, equipment, furnishings and fixtures owned by such Debtor and including tools, parts and supplies, automobiles, trucks, tractors and other vehicles, computer and other electronic data processing equipment and other office equipment and related software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing;

(xii) all Fixtures, including without limitation, goods that have become so related to particular real property that an interest in them arises under real property law;

(xiii) all Investment Property, including, without limitation, all Securities, whether certificated or uncertificated, Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts;

(xiv) all General Intangibles, including, without limitation, (A) all tax and other refunds, rebates or credits of every kind and nature to which such Debtor is now or hereafter may become entitled; (B) all goodwill, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising; (C) all

Trademarks, Patents and Copyrights and the goodwill of Debtor relating thereto or represented thereby; (D) computer programs, computer data bases, other computer software, trade secrets, trade secret rights, ideas, drawings, designs, schematics, algorithms, writings, techniques, processes and formulas owned or used by such Debtor in its business; (E) all uncertificated Securities and interests in limited liability companies and limited and general partnerships; (F) all rights of stoppage in transit, replevin and reclamation; (G) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to such Debtor by any Governmental Authority; and (H) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature;

(xv) all books and records pertaining to the assets and properties described in this Section 2(a);

(xvi) all other goods and personal property of such Debtor whether tangible or intangible wherever located; and

(xvii) to the extent not otherwise included, all Proceeds and Products of any and all of the foregoing,

provided, however, that the Collateral shall not include any application to register any trademark, service mark or other mark prior to the filing under applicable laws of a verified statement of use (or the equivalent) for such trademark, service mark or other mark.

(b) Debtor Remains Liable. Anything herein to the contrary notwithstanding, (i) each Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of the rights hereunder shall not release any Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) the Secured Party shall have no obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) Continuing Security Interest. Each Debtor acknowledges and agrees that the security interest of the Secured Party in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations and (ii) except as provided in Section 12, is not to be construed as an assignment of any IP Collateral.

3. Financing Statements, Etc. Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor and (ii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting As Extracted Collateral or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Debtor agrees to provide such information to the Secured Party promptly upon request. Each Debtor also ratifies its authorization for the Secured Party to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

4. Representations and Warranties. In addition to the representations and warranties of each Debtor set forth in the Guaranty, which are incorporated herein by this reference, each Debtor represents and warrants to the Secured Party that:

(a) Legal Name; State of Incorporation. Each Debtor’s chief executive office and chief place of business are located at the locations set forth in Part (a) of Schedule 1 hereto below such Debtor’s name (as updated from time to time), and each Debtor keeps its books and records at such location. Each Debtor’s exact corporate or organizational name, the jurisdiction of its incorporation or organization and the identification number given by its jurisdiction of incorporation or organization is set forth in Part (b) of Schedule 1 hereto below such Debtor’s name.

(b) Location of Tangible Collateral. The location of all tangible Collateral owned by each Debtor is as shown in Schedule 2 hereto (as updated from time to time).

(c) Ownership and Authority. Each Debtor is the sole legal and beneficial owner of the Collateral in which it now has rights (or, in the case of after-acquired Collateral, at the time any Debtor acquires rights in such Collateral, will be the sole legal and beneficial owner thereof) and has the right, power and authority to grant to the Secured Party a security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement. No Debtor is a party to any material license or any material lease that contains legally enforceable restrictions on the granting of a security interest therein.

(d) Validity of Security Interest. The security interest granted by each Debtor pursuant to this Agreement constitutes (i) a legal and valid security interest which is enforceable against the Collateral in which such Debtor now has rights and will create a security interest which is enforceable against the Collateral in which such Debtor hereafter acquires rights at the time such Debtor acquires any such rights; and (ii) when properly perfected by filing or otherwise, such security interest shall constitute a valid perfected security interest in the Collateral, in which such Debtor now has rights, and will have a perfected security interest in the Collateral in which such Debtor hereafter acquires rights at the time such Debtor acquires any such rights, to the extent that a security interest may be perfected by filing or otherwise. The security interest of the Secured Party in the Collateral is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(e) Absence of Other Liens. No Debtor has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral or (ii) any assignment in which such Debtor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any Governmental Authority, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, other than, in each case, with respect to a Permitted Lien.

(f) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As Extracted Collateral, timber to be cut, Consumer Goods, Farm Products or Manufactured Homes.

(g) Accounts. The Accounts arise in bona fide transactions in the ordinary course of business without impediment to enforcement or collection thereof and there are no material offsets or counterclaims or defenses to payment which may be asserted against any Debtor by such Debtor’s account debtors or payment obligors in respect of the Collateral.

(h) Inventory. No Inventory of any Debtor is stored with any bailee, warehouseman or similar Person or, except as specifically disclosed in Schedule 2 hereto (as updated from time to time), on any premises leased to any Debtor, nor has any such Inventory been consigned to any Debtor or consigned by any Debtor to any Person or is held by any Debtor pursuant to a sale or return, sale on approval or similar arrangement.

(i) Equipment. None of the Equipment or other Collateral is affixed to real property, except for Collateral with respect to which the applicable Debtor has supplied the Secured Party with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of the security interest of the Secured Party in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed. None of the Equipment is leased from or to any Person, except for non-material items.

(j) Deposit Accounts. The names and addresses of all financial institutions at which the Debtor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 3.

(k) Consents. Each Debtor has obtained any and all consents of any Person (including, without limitation, any stockholder or creditor of such Debtor) and/or Governmental Authority required (i) for the grant by such Debtor of the security interest in the Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by the Debtor and (ii) for the perfection of such security interest or the exercise by the Secured Party of the rights and remedies provided for in this Agreement.

5. Covenants. In addition to the covenants of each Debtor set forth in the Guaranty, which are incorporated herein by this reference, so long as the Secured Party shall have any Commitment under the Loan Agreement or any of the Secured Obligations shall remain unpaid or unsatisfied, each Debtor shall:

(a) Defense of Collateral. At its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any Lien, other than Permitted Liens or Liens specifically permitted under the Loan Agreement to be prior to the security interest of the Secured Party in the Collateral.

(b) Preservation of Collateral. Maintain, preserve and protect the tangible Collateral in good working order and condition, ordinary wear and tear excepted; not use the Collateral in violation of the provisions of this Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable laws; and not permit any Collateral to be or become a Fixture to real property or an Accession to other personal property unless the Secured Party has a valid, perfected and first priority security interest in such real or personal property.

(c) Change of Name, Identity or Structure. No Debtor will move the location of its chief executive offices, change its state of incorporation or entity structure nor move its records concerning the Collateral unless such Debtor shall have given the Secured Party prior written notice of such move or change.

(d) Location of Collateral. Promptly notify the Secured Party in writing of any change in the location of any office or facility at which Collateral (other than real property and improvements and fixtures thereto) owned by it (including the establishment of any such new office or facility) with a book value in excess of One Hundred Thousand Dollars ($100,000) is located.

(e) Maintenance of Records; Inspection. Maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Debtor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, mark its books and records to reflect the security interest of the Secured Party in such Collateral, and, at such time or times as the Secured Party may reasonably request, promptly provide the Secured Party with a duly certified listing in form and detail satisfactory to the Secured Party showing the identity, amount and location of any and all Collateral. The Secured Party shall at all reasonable times have free access to each Debtor’s ledgers, books of account and other written or electronic records evidencing or relating to the Collateral and the right to make and retain copies or memorandum of same, and shall after the occurrence and during the continuation of an Event of Default have the right to be present at each Debtor’s place of business to receive all communications and remittances relating to the Collateral.

(f) Disposition of Collateral; No Liens. Not make or permit to be made any sale, transfer, license or other disposition of any of the Collateral or any right or interest therein and shall remain at all times in possession of the Collateral, except to the extent permitted by the Loan Agreement. No Debtor shall make or permit to be made an assignment, pledge or hypothecation of any of the Collateral or create or permit to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens.

(g) Taxes. Pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon, relating to or affecting any of the Collateral.

(h) Leased Premises. Upon the request of the Secured Party, obtain from each Person from whom any Debtor leases any office or facility at which Collateral (other than real property and improvements and fixtures thereto) with a book value in excess of One Hundred Thousand Dollars ($100,000) is at any time present such subordination, waiver, consent and estoppel agreements as the Secured Party may require, in form and substance reasonably satisfactory to the Secured Party.

(i) Collateral Held by Bailee, Etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of a Debtor, (i) notify the Secured Party of such possession, (ii) notify such Person of the security interest of the Secured Party therein and (iii) obtain a written acknowledgment from such Person that it is holding such Collateral subject to the security interest of the Secured Party and the instructions of the Secured Party.

(j) Fixtures. Except for Collateral with respect to which the applicable Debtor has supplied the Secured party with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of the security interest of the Secured Party in such Collateral, maintain all of the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture.

(k) Insurance. Continuously maintain, or cause to be continuously maintained, insurance on all tangible Collateral against loss or damage by fire, theft and such other risks as are customarily insured against by persons and businesses similarly situated to such Debtor, in such amounts, with such insurers and under policies in such form, as shall be reasonably satisfactory to the Secured Party. The Secured Party shall be named as a loss payee on all such policies, and all such policies shall provide that they are not cancelable without forty-five (45) days’ prior written notice to the Secured Party. At least thirty (30) days prior to the expiration of the term of any insurance policy, each Debtor shall furnish the Secured Party with written evidence of renewal or issuance of a satisfactory replacement policy. Each Debtor shall, if requested by the Secured Party, obtain and deliver to the Secured Party, from time to time, satisfactory original or duplicate policies or certificates of insurance, including any endorsements, to evidence such Debtor’s satisfaction of the insurance requirements hereunder. In the event of loss or damage with respect to any or all of the tangible Collateral, the Secured Party shall have the right to collect any and all insurance upon the tangible Collateral and to apply the same at its option to any of the Secured Obligations, whether or not matured, or to the restoration or repair of any or all of the tangible Collateral.

(l) Notices, Reports and Information. (i) Promptly notify the Secured Party of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the security interest of the Secured Party therein; (ii) upon the request of the Secured Party promptly provide to the Secured Party such statements, listings and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail; and (iii) upon request of the Secured Party make such demands and requests for information and reports as a Debtor is entitled to make in respect of the Collateral.

6. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, each Debtor agrees, in each case at its own expense, to take the following actions with respect to the following Collateral:

(a) Deposit Accounts. Upon the request of the Secured Party, for each Deposit Account that such Debtor at any time opens or maintains, cause the depositary bank to agree to comply at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Debtor, pursuant to an agreement in a form satisfactory to the Secured Party; provided, however, that the provisions of this subsection (a) shall not apply to Deposit Accounts for which the Secured Party is the depositary bank.

(b) Instruments. Upon the request of the Secured Party, deliver any Instruments held by such Debtor appropriately endorsed or accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party reasonably may from time to time specify.

(c) Securities Accounts. Upon the request of the Secured Party, for each Securities Account in which such Debtor or its nominee holds any Securities, whether certificated or uncertificated, or other Investment Property, cause the Securities Intermediary in respect of each such Securities Account to agree to comply with entitlement orders or other instructions from the Secured Party to such Securities Intermediary as to such Securities or other Investment Property without further consent of such Debtor or such nominee; provided, however, that the provisions of this subsection (c) shall not apply to any Financial Assets credited to a Securities Account for which the Secured Party is the Securities Intermediary.

(d) Letter of Credit Rights. Upon the request of the Secured Party, for any letter of credit issued in favor of such Debtor in support of any Rights to Payment in excess of Fifty Thousand Dollars ($50,000), at the option of the Secured Party and pursuant to an agreement in form and substance satisfactory to it, either (i) arrange for the issuer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of any drawing under the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to such Debtor unless an Event of Default has occurred and is continuing.

7. Further Assurances. Each Debtor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents (including, without limitation, vehicle title applications and registrations) and take all such actions as the Secured Party may from time to time request to better assure, preserve, protect and perfect the security interest of the Secured Party in the Collateral and the rights and remedies of the Secured Party hereunder, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of such security interest and the filing of any financing statements (including, without limitation, fixture filings) or other documents in connection herewith or therewith. If any of the Collateral shall be or become evidenced by any Document, Instrument or Chattel Paper, such Document, Instrument or Chattel Paper shall be promptly delivered to the Secured Party, appropriately endorsed or accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party reasonably may from time to time specify.

8. Collection of Accounts, Etc. Until the Secured Party exercises its rights hereunder to collect Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Payment Intangibles, Instruments and Proceeds (collectively, “Rights to Payment”), each Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Secured Party, upon the occurrence and during the continuation of any Event of Default, all remittances received by any Debtor shall be held in trust for the Secured Party and, in accordance with the Secured Party’s instructions, remitted to the Secured Party or deposited to an account with the Secured Party in the form received (appropriately endorsed or accompanied by necessary instruments of transfer).

9. Inspection and Verification. The Secured Party shall have the right, at any reasonable time, and from time to time, to inspect the Collateral, all records related thereto (and make copies of and abstracts from such records) and the premises upon which any of the Collateral is located, to discuss the affairs, finances and accounts of each Debtor with any of its officers or directors and, upon the occurrence of an Event of Default, with each Debtor’s independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Rights to Payment and other Collateral in the possession of any third person, by contacting each Debtor’s account debtors or payment obligors in respect of the Collateral or the third person possessing such Collateral for the purpose of making such a verification.

10. Appointment of Secured Party. So long as any Secured Obligation remains unpaid or any Lender has any Commitment under the Loan Agreement, each Debtor does hereby designate and appoint the Secured Party its true and lawful attorney coupled with an interest and with power irrevocable, after an Event of Default has occurred and is continuing, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, all of the following: (i) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral; (ii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors; (iii) receive, open and dispose of all mail addressed to any Debtor; (iv) send requests for verification of Rights to Payment to any of any Debtor’s account debtors or payment obligors in respect of the Collateral; (v) notify, or to require each or any Debtor to notify, its account debtors or payment obligors to make all payments directly to the Secured Party; (vi) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (vii) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Secured Party may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Secured Party with respect to the Collateral; (vii) execute any and all applications, documents, papers and instruments necessary for the Secured Party to use the IP Collateral and grant or issue any exclusive or non exclusive license or sublicense with respect to any IP Collateral; (ix) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral; and (x) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of each or any Debtor, which the Secured Party may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Party’s security interest therein and to accomplish the purposes of this Agreement. The acceptance of this appointment by the Secured Party shall not obligate it to perform any duty, covenant or obligation required to be performed by any Debtor under or by virtue of the Collateral or to take any action in connection therewith. All expenses incurred by the Secured Party in connection with exercising any of its rights under this Section shall bear interest at the Default Rate from the date incurred until repaid by the Debtors; provided, however, that interest shall not accrue at a rate in excess of the maximum rate permitted by applicable law. All amounts described in this Section shall be repayable by the Debtors on demand and the Debtors’ obligation to make such repayment shall constitute an additional Secured Obligation. The amount and nature of any expense by the Secured Party hereunder and the time when paid shall be fully established by the certificate of the Secured Party or any of the Secured Party’s officers or agents.

11. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) an Event of Default as defined in the Loan Agreement shall have occurred and be continuing;

(b) any representation or warranty made or deemed made by any Debtor under or in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

(c) any Debtor shall have failed to comply with Section 5(k) of this Agreement; or

(d) any Debtor shall fail to perform or observe any other covenant, obligation or term of this Agreement and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which written notice thereof shall have been given to any Debtor by the Secured Party or (ii) the date upon which a Responsible Officer of any Debtor knew or reasonably should have known of such failure.

12. Remedies.

(a) General Remedies. If an Event of Default shall occur, the Secured Party shall have, in addition to all other rights and remedies granted to it in this Agreement, the Loan Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, each Debtor agrees that the Secured Party may:

(i) require such Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at any place and time designated by the Secured Party;

(ii) peaceably and without notice enter any premises of such Debtor, take possession of any of the Collateral, remove or dispose of all or part of the Collateral on any premises or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Secured Party may determine;

(iii) cause the security interest of the Secured Party with respect to any of the Collateral consisting of IP Collateral to become an assignment, transfer and conveyance of any or all such Collateral by such Debtor to the Secured Party, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Secured Party shall determine (other than in violation of any then existing licensing arrangements to the extent that waivers cannot be obtained);

(iv) secure the appointment of a receiver of the Collateral or any part thereof to the extent and in the manner provided by applicable laws;

(v) exercise dominion and control over, and refuse to permit further withdrawals from any Deposit Account, Securities Account or Commodities Account constituting part of the Collateral; and

(vi) sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Debtor’s assets, without charge or liability to the Secured Party therefor) at public or private sale or at any broker’s board or on any securities exchange, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Secured Party deems advisable.

(b) Sale of Collateral. Each purchaser at any sale pursuant to this Agreement shall hold the property sold absolutely, free from any claim or right on the part of any Debtor, and each Debtor hereby waives, to the fullest extent permitted by applicable laws, all rights of redemption, stay and appraisal which such Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Neither the Secured Party’s compliance with the UCC or any other applicable law, in the conduct of any sale made pursuant to this Agreement, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. The Secured Party shall give the Debtors ten (10) days’ written notice (which each Debtor agrees is reasonable notice within the meaning of Section 9-612 of the UCC) of the Secured Party’s intention to make any sale of Collateral. The Secured Party shall not be obligated to make any sale of any

Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. To the fullest extent permitted by applicable laws, the Secured Party may bid for or purchase the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from any Debtor as a credit against the purchase price and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Debtor therefor. The Debtors agree to pay any deficiency remaining after collection or realization by the Secured Party on the Collateral.

(c) License. For the purpose of enabling the Secured Party to exercise its rights and remedies under this Section or otherwise in connection with this Agreement, each Debtor hereby grants to the Secured Party an irrevocable, non exclusive license (exercisable without payment of royalty or other compensation to any Debtor) to use, license or sub-license any of the Collateral now owned or hereafter acquired by such Debtor, and wherever the same may be located.

(d) Securities Remedies. If an Event of Default shall occur and be continuing and if the Secured Party shall elect to exercise its right to sell or otherwise dispose of all or any part of the Collateral consisting of Investment Property, including, without limitation, all Securities, whether certificated or uncertificated, Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts (collectively, the “Pledged Collateral”), each Debtor recognizes that the Secured Party may be unable or may deem it unadvisable to effect a public sale of all or a part of the Pledged Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register such Pledged Collateral for public sale under The Securities Act of 1933 as amended from time to time. Each Debtor will promptly deliver to the Secured Party all written notices, and will promptly give the Secured Party written notice of any other notices, received by it with respect to the Pledged Collateral. Following the occurrence of an Event of Default and upon request of the Secured Party, each Debtor will deliver to the Secured Party irrevocable proxies with respect to the Pledged Collateral in form satisfactory to the Secured Party. Until receipt thereof, this Agreement shall constitute each Debtor’s proxy to the Secured Party or its nominee to vote all shares or other ownership interests of the Pledged Collateral then registered in such Debtor’s name after the occurrence of an Event of Default.

(e) Retention of Collateral. The Secured Party may, after providing the notices required by Section 9-620(a) of the UCC or otherwise complying with any requirement of applicable law, accept or retain the Collateral or any part thereof in satisfaction of the Secured Obligations. Unless and until the Secured Party shall have provided such notices, however, the Secured Party shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f) Duty of Care. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property. Neither the Secured Party nor any of its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of a Debtor or otherwise.

(g) Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied in accordance with Section 8.2 of the Loan Agreement. The Secured Party shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. The Debtors shall remain liable to the Lenders and the Secured Party (and each of them) for any deficiency which exists after any sale or other disposition or collection of the Collateral.

13. Certain Waivers. Each Debtor waives, to the fullest extent permitted by applicable laws, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (b) any right to require the Secured Party (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Secured Party’s power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all claims, damages, and demands against the Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

14. Expenses Incurred. The Secured Party is not required to, but may, at its option, pay any Tax, insurance premium, filing or recording fees, or other charges payable by the Debtors hereunder and any such amount shall bear interest at the Default Rate from the date of payment until repaid; provided, however, that interest shall not accrue at a rate in excess of the maximum rate permitted by applicable law. The Debtors agree to pay or reimburse the Secured Party on demand for all expenses including, without limitation, attorneys’ fees (including allocated charges of internal legal counsel), incurred by the Secured Party in connection with (i) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral (including, without limitation, all expenses of sales and collections of the Collateral), (ii) the exercise, enforcement or protection of any of the rights of the Secured Party under this Agreement (including, without limitation, all such costs and expenses incurred during any “workout” or restructuring in respect of the loans made under the Loan Agreement and during any legal proceeding, including, without limitation, any proceeding under any applicable international, foreign, Federal, state or local bankruptcy, insolvency or other similar debtor relief laws) or (iii) the failure of any Debtor to perform or observe any its obligations under this Agreement, and any such amount shall bear interest at the Default Rate from the date such expenditures are made by the Secured Party until repaid; provided, however, that interest shall not accrue at a rate in excess of the maximum rate permitted by applicable law. All amounts described in this Section shall be repayable by the Debtors on demand and the Debtors’ obligation to make such repayment shall constitute an additional Secured Obligation. The amount and nature of any expense by the Secured Party hereunder and the time when paid shall be fully established by the certificate of the Secured Party or any of the Secured Party’s officers or agents.

15. Joint and Several Liability. All obligations of the Debtors hereunder are the joint and several obligation of each Debtor and each Debtor expressly disclaims any intent to execute this Agreement merely as an accommodation party or as a guarantor of any the other Debtor’s obligations hereunder. Anything contained in this Agreement or contained in any other Loan Document to the contrary notwithstanding, if a court of competent jurisdiction determines that any Debtor’s obligations hereunder would be subject to avoidance as a fraudulent transfer or conveyance, the obligations of such Debtor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render such Debtor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance.

16. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 6.3 of the Guaranty. Subject to applicable laws, any notice given by the Secured Party to any Debtor shall be deemed to be notice given to each Debtor.

17. No Waiver; Cumulative Remedies. No failure by the Secured Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default or prejudice the rights of the Secured Party in the exercise of any right hereunder. The rights and remedies provided herein are cumulative and not exclusive of any right or remedy provided by law.

18. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that no Debtor may assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of the Secured Party, and any such assignment or transfer purported to be made without such consent shall be ineffective. The Secured Party may at any time assign or otherwise transfer part of its interest under this Agreement (including assignments for security and sales of participations), and to the extent of any such assignment, the assignee shall have the same rights and benefits against each Debtor and otherwise under this Agreement (including, without limitation, the right of setoff) as if such assignee were the Secured Party.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Territory of American Samoa (excluding its conflicts of laws rules), except in the case where the location of Collateral requires that the creation, validity, perfection, or enforcement of the security interests provided for herein be governed by the laws of the jurisdiction where such Collateral is located.

20. Entire Agreement; Amendment, Etc. This Agreement and the other Loan Documents comprise the complete, final and integrated agreement of the parties hereto on the subject matter hereof and thereof and supersede all prior agreements, written or oral, on such subject matter. This Agreement may not be amended or modified except by written agreement of the Secured Party and each Debtor and no provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

21. Executed in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

22. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

23. No Inconsistent Requirements. Each Debtor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

IN WITNESS WHEREOF, each Debtor has caused this Agreement to be executed by its officer or agent thereunto duly authorized as of the date first above written.

DEBTORS:	ELANDIA, INC., a Delaware corporation

	By	/s/ Harry G. Hobbs
Name: Harry G. Hobbs
Title: Chief Executive Officer and President

In the presence of:

	Witness signature	/s/ Harley L. Rollins, III
	Witness name:	Harley L. Rollins, III

ELANDIA SOUTH PACIFIC HOLDINGS, INC., a Delaware corporation

By	/s/ Harley L. Rollins, III
Name: Harley L. Rollins, III
Title: Secretary and Treasurer

In the presence of:

Witness signature /s/ Svea Jamison
Witness name: Svea Jamison

ELANDIA DATEC ACQUISITION LTD., a British Virgin Islands corporation

By	/s/ Harley L. Rollins, III
Name: Harley L. Rollins, III
Title: Secretary and Treasurer

In the presence of:

Witness signature /s/ Svea Jamison
Witness name: Svea Jamison

Accepted:
ANZ FINANCE AMERICAN SAMOA, INC., an American Samoa corporation

By	/s/ Gary A. Ayre
Name: Gary A. Ayre
Title: President

SCHEDULE 1

LOCATION, LEGAL NAME AND ORGANIZATION

ELANDIA, INC.

Part (a).	Location of Chief Executive Office.

1500 Cordova Road, Suite 312

Ft. Lauderdale, FL 33316

Part (b).	Legal Name, State of Organization and Organization Number.

Elandia, Inc.

Delaware

3419322

ELANDIA SOUTH PACIFIC HOLDINGS, INC.

Part (a).	Location of Chief Executive Office.

1500 Cordova Road, Suite 312

Ft. Lauderdale, FL 33316

Part (b).	Legal Name, State of Organization and Organization Number.

eLandia South Pacific Holdings, Inc.

Delaware

3967079

ELANDIA DATEC ACQUISITION LTD.

Part (a).	Location of Chief Executive Office.

1500 Cordova Road, Suite 312

Ft. Lauderdale, FL 33316

Part (b).	Legal Name, State of Organization and Organization Number.

eLandia Datec Acquisition Ltd.

British Virgin Islands

663332

SCHEDULE 2

LOCATION OF COLLATERAL

ELANDIA, INC.

1500 Cordova Road, Suite 312

Ft. Lauderdale, FL 33316

ELANDIA SOUTH PACIFIC HOLDINGS, INC.

1500 Cordova Road, Suite 312

Ft. Lauderdale, FL 33316

ELANDIA DATEC ACQUISITION LTD.

1500 Cordova Road, Suite 312

Ft. Lauderdale, FL 33316

SCHEDULE 3

DEPOSIT ACCOUNTS

ELANDIA, INC.

Bank of America, N.A., P.O. Box 25118, Tampa, FL 33622

Elandia Solutions, Inc. A/C 05489965130

ELANDIA SOUTH PACIFIC HOLDINGS, INC.

None

ELANDIA DATEC ACQUISITION LTD.

None